Exhibit 99.1

Worksport Growing Workforce for Strategic Business Expansion and Execution

TORONTO – May 27, 2021 — Worksport Ltd (OTC: WKSP) (or the “Company”) is providing an update on its recent hiring with respect to the Company’s lean practices. With numerous projects underway and a growing research & development unit delivering sizeable, globally recognized industry innovations, Worksport is capitalizing on its ability to attract best-in-class professionals, building world-class teams that will augment its core ingenuity, streamline progress, and grace the market with impactful products and services.

To propel Worksport to the next levels of business, the Company has decided to take advantage of its recent invaluable opportunities in raising capital to onboard several new hires and build out its R&D department. Two full-time industrial engineers, an industrial designer with specialties in 3D modeling and interactive preparation, as well as two advisory engineers - both of whom are seasoned professors from prestigious Canadian colleges who have successfully led product evolution cycles in their respective mechanical and electrical fields. As well, the team is in the process of filling other necessary and equally important positions including factory technicians, managers, and onsite office staff for its newly leased Canadian facility, along with marketing managers, customer service representatives, and notable strategic expansion of the Company’s business development department.

Leadership is in deep discussions with a prestigious Canadian technological institute - with ties to General Motors and its newest EV – to form a collaborative partnership for current and future developments, working with its team of top professors, graduates, and PhD students. Worksport will announce any partnerships as they become material and definitive.

Considering the multifaceted nature embedded in each project on Worksport’s impressive, continually evolving roadmap, building teams with diverse sets of skills that can quickly self-organize, adapt to team members’ interpersonal norms, and perform with relative autonomy is vital for the Company to continue delivering its best and grow the business at rapid speed. These talents that the Company has been able to scope out thus far will ensure their respective departments are always in lockstep with one another, setting the stage for Worksport to execute without a hitch as the Company hits new heights as more substantial projects come into focus. From conceptual product visualization and prototyping to building and scaling robust systems that meet specific E3 compliance standards across consumer, aerospace, commercial, and military applications, Worksport is laser-focused on realizing the greatest, ever-increasing value for stakeholders, investors, and shareholders alike.

Worksport CEO Steven Rossi comments, “Worksport is progressing at breakneck speed, and for our industry-disrupting and game-changing innovations to come to fruition and mature effectively, we are putting forth a very strategic, concerted effort to leverage our value and momentum to their fullest extent to launch TerraVis and diligently manage future developments from R&D.” In this drive, the Company has already invested in world-class manufacturing systems and scanners with respective software that are comparable only to those utilized by top Automotive and EV manufacturers.

To stay up-to-date on all the latest Worksport news… investors, shareholders, and supporters are encouraged to follow the company’s social media accounts on Twitter, Facebook, LinkedIn, and Instagram, as well as sign up for the company’s newsletters at www.worksport.com and www.goterravis.com. Worksport will continue to update investors, shareholders, and supporters to maintain the highest level of disclosure and information dissemination as Worksport continues to grow and develop at a very rapid pace.

About Worksport Ltd.

Worksport Ltd. (currently OTCQB: WKSP) develops and manufactures high quality, modular, attractively priced tonneau covers and solar-powered systems for light-duty trucks such as the Sierra, Silverado, Canyon, RAM, Ford F-Series, et al. as well as consumer adventures & emergency/ disaster-recovery purposes, where portable energy is a necessity. The modular, redefining Worksport TerraVis™ tonneau cover system is being mindfully designed for the jobsite contractor and off-road, light-duty trucker - for work and play - to sustainably supply extra energy for those additional miles. Its allied TerraVis COR™ mobile energy storage system (ESS), expected to launch by end of 2021, will be another redefining product targeted for vacationers, second-home owners, and campers. Plans are also being constructed to address the dire adoption & scaling needs of the EV markets with grid micro-charging stations to provide convenience and efficiency in recharging to smaller form-factor EVs. For more information, please visit www.worksport.com and www.goterravis.com.

Connect with Worksport:

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For additional information, please contact:

Faran Ali

Business Development Manager

Worksport Ltd

T: 1-(888) 506-2013

E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of the Company concerning its business strategy, an up listing to a national exchange, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.